                                                                   Exhibit 10.31



                           RECAPITALIZATION AGREEMENT
                           --------------------------

          THIS AGREEMENT is made as of May 6, 1996 between Polymer Group, Inc., a Delaware corporation (the "Company"), The InterTech Group, Inc., a South Carolina corporation ("InterTech"), Golder, Thoma, Cressey Fund III Limited Partnership, an Illinois limited partnership ("GTC Fund III"), Jerry Zucker ("Zucker"), James G. Boyd ("Boyd"), FTG, Inc., a South Carolina corporation ("FTG"), Chase Manhattan Investment Holdings, Inc., a Delaware corporation ("CMIHI"), Leeway & Co. ("Leeway") and California Public Employees' Retirement System ("CalPERS"). InterTech, GTC Fund III, Zucker, Boyd, FTG, CMIHI, Leeway and CalPERS are referred to herein as the "Stockholders." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.


          GTC Fund III owns 190,277 shares of the Company's Class A-1 Common Stock, par value $.01 per share ("Class A-1 Common"), 115,000 shares of the Company's Class A-3 Common Stock, par value $.01 per share ("Class A-3 Common") and 185,902 shares of the Company's Class B Common Stock, par value $.01 per share ("Class B Common"). CMIHI owns 25,832 shares of Class A-1 Common, 35,000 shares of the Company's Class A-2 Common Stock, par value $.01 per share ("Class A-2 Common") and 14,136 shares of Class B Common. InterTech owns 210,415 shares of Class B Common. Zucker owns 83,611 shares of Class B Common. Boyd owns 27,870 shares of Class B Common. FTG owns 15,295 shares of Class B Common. Leeway and CalPERS each own 26,150 shares of Class A-1 Common and warrants to purchase 35,500 shares of the Company's Class C Common Stock, par value $.01 per share ("Class C Common"), which warrants will be exercised concurrently with the Initial Public Offering (as defined herein). All such shares of Class A-1 Common, Class A-2 Common, Class A-3 Common, Class B Common and Class C Common are referred to herein as the "Exchange Shares."


          The Company has filed a Registration Statement on Form S-1 (File No. 333-2424) with the Securities and Exchange Commission relating to an initial public offering (the "Initial Public Offering") of the Company's common stock, par value $.01 per share (the "Common Stock"), under the Securities Act. In connection with the Initial Public Offering, the Stockholders desire to (i) cause the Company to amend and restate its certificate of incorporation and (ii) exchange their Exchange Shares for shares of Common Stock. Following such exchange, the Exchange Shares shall be canceled.


          The parties hereto agree as follows:


          Section  1.  Authorization and Exchange.


          1A. Restated Certificate of Incorporation. The Company has previously authorized the amendment and restatement of the Company's Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate"), to be filed and to be effective as of the date of the consummation of the Initial Public Offering (the "Closing Date"). The Stockholders have previously approved such amendment and restatement pursuant to Section 242 of the General Corporation Law of the State of Delaware.


          1B. Authorization of the Common Stock. The Company hereby authorizes the issuance of an aggregate of 20,500,000 shares of Common Stock to the Stockholders in exchange for the Exchange Shares.


          1C.  Calculation of the Exchange Shares.   The number of shares of
Common Stock to be issued to each Stockholder (net of any fractional shares) shall be equal to (i) the aggregate amount such Stockholder would receive under the Company's currently effective certificate of incorporation attached hereto as Exhibit B (the "Current Certificate") upon a Distribution (as defined in the Current Certificate) by the Company of an amount equal to the Pre-IPO Company Value divided by (ii) an amount equal to (A) the initial price to the public per share of Common Stock in the Initial Public Offering multiplied by (B) 19.96809 (the "Pre-Split IPO Price"). "Pre-IPO Company Value" means an amount equal to
(i) the Pre-Split IPO Price multiplied by (ii) 1,026,638.00093.   Immediately
following the exchange, the Company will execute a 19.96809-for-one split of its Common Stock (the "Split"). An example of the calculations set forth herein is attached hereto as Annex A.


          1D. Notice. Prior to the Closing, the Company shall calculate the number of shares of Common Stock to be issued to each Stockholder as set forth above, and shall deliver notice to each Stockholder of the results of such calculation in accordance with Section 7M hereof at least two days before the Closing. The Company's calculations shall be conclusive and binding upon each Stockholder unless such Stockholder objects to such calculation in writing prior to the Closing.


          1E. Exchange of the Exchange Shares. At the Closing, the Company shall, upon the effectiveness of the Restated Certificate and subject to the terms and conditions set forth herein, issue to each Stockholder a number of shares of Common Stock calculated as set forth below, in exchange for the Exchange Shares held by such Stockholder which shares shall be canceled immediately thereafter. The Company will pay each Stockholder for any fractional shares resulting from such calculation by check and such fractional shares will not be issued.


          1F. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York at 10:00 a.m. on the Closing Date, or at such other place as may be mutually agreeable to the Company and the Stockholders.
At the Closing, the Company shall deliver, or cause the Company's transfer agent to deliver, to each Stockholder stock certificates evidencing the shares of Common Stock to be issued by the Company to each such Stockholder, registered in each such Stockholder's name or its nominee's name, upon presentment and delivery by each such Stockholder to the Company of the certificates representing the Exchange Shares duly endorsed for transfer to the Company. At the option of any Stockholder who is subject to Regulation Y of the Board of Governors of the Federal Reserve System, the Company shall deliver shares of the Company's non-voting common stock, par value $.01 per share, to such Stockholder in lieu of Common Stock.

          Section 2. Conditions of Each Stockholder's Obligation at the Closing. The obligation of each Stockholder to exchange its Exchange Shares for the Common Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:


          2A. Representations and Warranties. The representations and warranties contained in Section 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.


          2B. Initial Public Offering. The Company shall consummate the Initial Public Offering concurrently with the transactions contemplated hereby.


          2C. Amendment of Certificate of Incorporation. The Restated Certificate shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been further amended or modified.


          2D. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Common Stock pursuant to this Agreement in compliance with such laws.


          2E. Voting Agreement. The Company and the Stockholders (other than CalPERS) shall have entered into a voting agreement (the "Voting Agreement") substantially in the form attached hereto as Exhibit C, and the Voting Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.


          2F. Credit Agreement. The Company and its subsidiaries and The Chase Manhattan Bank (National Association) and certain other lenders shall have entered into a credit agreement (the "Credit Agreement"), and related documents, providing for term loans and revolving loans of up to an aggregate of $200 million and $125 million, respectively, and the Credit Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.


          2G. Closing Documents. The Company shall have delivered to each Stockholder such documents relating to the transactions contemplated by this Agreement as any Stockholder or its special counsel may reasonably request.


          2H. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Stockholder and its special counsel.


          2I. Waiver. Any condition specified in this Section 2 may be waived if consented to by each Stockholder; provided that no such waiver shall be effective against any Stockholder unless it is set forth in a writing executed by such Stockholder.

          Section  3.   Transfer of Restricted Securities.

          3A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A under the Securities Act (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 3B below, any other legally available means of transfer.

          3B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 3A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7E. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7E.

          3C. Rule 144A. Upon the request of any Stockholder, the Company shall promptly supply to such Stockholder or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A under the Securities Act.

          3D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act, the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7E(i) from the certificates for such Restricted Securities.

          Section 4. Representations and Warranties of the Company. As a material inducement to the Stockholders to enter into this Agreement and to exchange their Exchange Shares for Common Stock hereunder, the Company hereby represents and warrants that:

          4A. Organization and Corporate Power. The Company is a corporation duly organized, validly and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole.

          4B. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Stock Purchase Agreement, the Voting Agreement, the Credit Agreement and all other agreements contemplated hereby and thereby to which the Company is a party, the amendment of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Voting Agreement, the Credit Agreement, the Restated Certificate and all other agreements contemplated hereby and thereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Voting Agreement, the Credit Agreement and all other agreements contemplated hereby and thereby to which the Company is a party, the issuance of the Common Stock hereunder, the amendment of the Restated Certificate and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) except pursuant to the Credit Agreements, result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Current Certificate or the certificate of incorporation of any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is a party or by which their respective property is bound, other than as expressly contemplated in such agreements described above and other than those made and obtained.

          4C. Capital Stock and Related Matters. As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 100,000,000 shares of Common Stock, of which 32,000,000 shares will be issued and outstanding, 3,000,000 shares of Non-Voting Common Stock, par value $.01 per share (none of which shall be issued and outstanding), and 10,000,000 shares of preferred stock, par value $.01 per share (none of which shall be issued and outstanding). As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of Common Stock hereunder which have not been waived or terminated. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder does not require registration under the Securities Act or any applicable state securities laws.

          Section 5. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to the Company that:

          5A. Authorization; Enforceability. The execution, delivery and performance of this Agreement and the Voting Agreement, all other agreements contemplated hereby and thereby to which any Stockholder is a party each constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

          5B. No Violation. Neither the execution and the delivery of this Agreement and the other documents contemplated hereby to which each Stockholder is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, execution or other action by or notice to or filing with any court or administrative or governmental body under, the provisions of the certificate of incorporation or bylaws of the Stockholder (where the Stockholder is an incorporated entity) or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Stockholder is subject.

          5C. Ownership. Each Stockholder owns the Exchange Shares being exchanged by such Stockholder pursuant to this Agreement free and clear of any restrictions on transfer, claims, taxes, liens, charges, encumbrances, pledges, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands, except for applicable restrictions on transfer under securities laws.

          Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Restricted Securities" means (i) the Common Stock issued hereunder and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7E have been delivered by the Company in accordance with paragraph 3B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7E.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          Section  7.  Miscellaneous.

          7A.  Termination.  This Agreement shall terminate upon the earlier of
(i) June 30, 1996 and (ii) the sending of notice by the Company to each Stockholder that the Initial Public Offering will not be consummated.

          7B. Termination of Stockholders Agreement. Contingent upon the consummation of the Initial Public Offering, the Company and each of the Stockholders hereby agree to terminate that certain Amended and Restated Stockholders Agreement, dated as of March 15, 1995, by and among the Company and the Stockholders.

          7C. Expenses. The Company shall pay, and hold each Stockholder and all holders of Common Stock harmless against liability for the payment of, the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby.

          7D. Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7E. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on_______ __, 199__ and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Recapitalization Agreement, dated as of May 6, 1996 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7F. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least two-thirds of the Common Stock held by the parties subject to this Agreement (voting together as a single class).

          7G. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Stockholder or on its behalf.

          7H. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Stockholder's benefit as a Stockholder or holder of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock.

          7I. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7J. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7K. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7L. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of New York.

          7M. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient. Such notices, demands and other communications shall be sent to each Stockholder at the address indicated next to such party's name on the signature pages hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.


Address:                                POLYMER GROUP, INC.
 4838 Jenkins Avenue
 North Charleston, SC  29406            By:  /s/  Jerry Zucker
 Attention:  President                       --------------------------
 Telecopier:  803/747-4092
                                        Its: Chairman, President & CEO
                                             --------------------------

Address:                                THE INTERTECH GROUP, INC.
 4838 Jenkins Avenue
 North Charleston, SC  29406            By:  /s/  Jerry Zucker
 Attention:  President                       --------------------------
 Telecopier:  803/747-4092
                                        Its: Chairman, President & CEO
                                             --------------------------

Address:                                GOLDER, THOMA, CRESSEY FUND III
 6100 Sears Tower                       LIMITED PARTNERSHIP
 Chicago, IL  60606-6402
 Attention: Bruce V. Rauner             By:  Golder, Thoma, Cressey & Rauner, L.P.
            David A. Donnini            Its: General Partner
 Telecopier:  312/382-2201

                                        By:  /s/  Bruce V. Rauner
                                             --------------------------

                                        Its: General Partner
                                             --------------------------

Address:
 c/o The InterTech Group, Inc.          /s/ Jerry Zucker
 4838 Jenkins Avenue                    -------------------------------
 North Charleston, SC  29406            Jerry Zucker
 Telecopier:  803/747-4092


Address:
 c/o The InterTech Group, Inc.          /s/ James G. Boyd
 4838 Jenkins Avenue                    -------------------------------
 North Charleston, SC  29406            James G. Boyd
 Telecopier:  803/747-4092

Address:                                FTG, INC.
 4838 Jenkins Avenue
 North Charleston, SC  29406            By:  /s/ Jerry Zucker
 Attention:  President                       --------------------------
 Telecopier:  803/747-4092              Its: Chairman, President & CEO
                                             --------------------------


Address:                                           CHASE MANHATTAN INVESTMENT
 c/o Chase Capital Partners                        HOLDINGS, INC.
 380 Madison Avenue, 12th Floor
 New York, NY  10017                               By:   /s/ Donna L. Carter
 Attention: Robert Ruggiero                              ------------------------------------
 Telecopier:  212/622-3101                         Its:  Senior Vice President & Treasurer
                                                         ------------------------------------

Address:                                           LEEWAY & CO.
 c/o State Street Bank and
   Trust Company                                   By:  State Street Bank & Trust,
 Master Trust Division-Q4W                              -------------------------------------
 P.O. Box 1992                                          by /s/ John Muir
 Boston, MA 02101                                          ----------------------------------
 Telecopier:                                       Its: Assistant Vice President
                                                        -------------------------------------


Address:                                           CALIFORNIA PUBLIC EMPLOYEES'
 CalPERS                                           RETIREMENT SYSTEM
 Investment Office
 P.O. Box 2749
 Sacramento, CA 95812-2749                         By:  /s/ David E. Maxwell
 Attention: David E. Maxwell,                           -------------------------------------
             Principal Investment Officer          Its: Principal Investment Officer
 Telecopier:  916/326-3330                              -------------------------------------


                      ANNEX A--Example Share Calculation



          There are currently 418,409 shares of Class A Common, 537,229 shares of Class B Common and 71,000 shares of Class C Common outstanding (assuming exercise of warrants to purchase shares of Class C Common). Assume the aggregate face value of the Class A Common is $48,000,000 and the accrued yield on the Class A Common is $6,826,308 as of April 30, 1996 and $7,094,044 as of May 15, 1996. Further assume the Pre-Split IPO Price is $329.47349 per share ($16.50 post-Split) and therefore the Pre-IPO Company Value is $338,250,000.

          Under the Current Certificate (i) first, the holders of Class A Common are entitled to receive the face value of the Class A Common plus accrued but unpaid yield thereon, (ii) second, the holders of Class A Common and Class B Common are entitled to receive an amount equal to $85,000,000 less the amount distributed to holders of Class A Common pursuant to clause (i) above (allocated pro rata according to the number of shares owned) and (iii) third, holders of Class A Common, Class B Common and Class C Common are entitled to receive the remainder (allocated pro rata according to the number of shares owned).

          Using the April 30, 1996 accrued yield assumptions, the 1,026,638.00093 shares of Common Stock to be outstanding after the exchange would be distributed as follows: holders of Class A Common would receive an aggregate of 166,405.82525 shares of Common Stock (3,322,806.49504 shares after giving effect to the Split) in respect of the face value and accrued yield on their Class A Common, holders of Class A Common and Class B Common would receive an aggregate of 91,581.54727 shares of Common Stock (1,828,708.57831 shares after giving effect to the Split) in respect of the distribution contemplated by clause (ii) above and the holders of Class A Common, Class B Common and Class C Common would receive an aggregate of 768,650.6284 shares of Common Stock (15,348,484.9265 shares after giving effect to the Split) in respect of the distribution contemplated by clause (iii) above. As a result, Holders of Class A Common would receive 1.24225 shares of Common Stock per share of Class A Common, for an aggregate of 519,768.73960 shares of Common Stock (10,378,788.9715 shares after giving effect to the Split); holders of Class B Common would receive .84454 shares of Common Stock per share of Class B Common for an aggregate of 453,711.09397 shares of Common Stock (9,059,743.95834 shares after giving effect to the Split); and holders of Class C Common would receive
 .74871 shares of Common Stock per share of Class C Common, for an aggregate of 53,158.167735 shares of Common Stock (1,061,467 shares after giving effect to the Split). Using the May 15, 1996 accrued yield assumption would, of course, yield slightly different results.

     The following chart shows the results of such calculations for each Stockholder after giving effect to the Split as of April 30, 1996 and as of May 15, 1996:

                       Class A-1   Class A-2    Class A-3    Class B   Class C     Common Stock     Common Stock
                        Common      Common       Common      Common    Common     As of April 30    As of May 15
                        -------     ------       -------     -------   ------     --------------    ------------
Golder, Thoma,          190,277                 115,000      185,902                  10,707,531      10,711,029
Cressey Fund III

Chase Manhattan          25,832     35,000                    14,136                   1,747,348       1,748,434
Investment Holdings

The InterTech Group                                          210,765                   3,554,307       3,550,728

Jerry Zucker                                                  83,349                   1,405,584       1,404,169

James G. Boyd                                                 27,782                     468,511         468,039

FTG                                                           15,295                     257,932         257,673

Leeway & Co.             26,150                                        35,500          1,179,394       1,179,964

CalPERS                  26,150                                        35,500          1,179,394       1,179,964
                        -------     ------      -------      -------   ------     --------------    ------------
Total                   268,409     35,000      115,000      537,229   71,000         20,500,001      20,500,000



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